Exhibit 99.2
OPEN TEXT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(In U.S. dollars)
On May 1, 2024 Open Text Corporation (the “Company” or “OpenText”) completed the previously announced divestiture of its Application Modernization and Connectivity business (the “Transaction”) to Rocket Software, Inc. and Rocket Software UK Limited (collectively, “Rocket”) for an all-cash purchase price of $2.275 billion, before taxes, fees and other adjustments. The Transaction includes the Application Modernization and Connectivity products (“AMC”), historically a product group of Micro Focus International Limited, formerly known as Micro Focus International PLC (“Micro Focus”), which was acquired by OpenText on January 31, 2023, and, beginning on February 1, 2023, the OpenText Connectivity business (“OT Connectivity”), a product group of OpenText (together, “AMC Group”). As of December 31, 2023, OpenText reported the net assets of AMC and OT Connectivity as assets and liabilities held for sale in accordance with Financial Accounting Standards Board Accounting Standards Codification 360, Property, Plant and Equipment (“ASC 360”). The Company intends to use the net proceeds from the Transaction to prepay outstanding principal balances on the Company’s Term Loan B and the Acquisition Term Loan (each as defined in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023).
The accompanying unaudited pro forma condensed consolidated financial information gives effect to the Transaction as if it had occurred on (i) December 31, 2023 for purposes of the unaudited pro forma condensed consolidated balance sheet, and (ii) July 1, 2022 for the purposes of the unaudited pro forma condensed consolidated statements of income for the year ended June 30, 2023, and the six months ended December 31, 2023. For the year ended June 30, 2023, the unaudited pro forma condensed consolidated statement of income, including financial information related to the disposition of the AMC Group, reflects five months of the operating results of AMC and twelve months of the operating results of OT Connectivity. All adjustments shown on the unaudited pro forma condensed consolidated financial information are transaction accounting adjustments.
The unaudited pro forma condensed consolidated financial information has been derived from the Company’s historical consolidated financial statements and reflects certain assumptions and adjustments that management believes are reasonable under the circumstances and given the information available at this time. This unaudited pro forma condensed consolidated financial information reflects adjustments that, in the opinion of management, are necessary to state fairly the pro forma financial position and results of operations as of and for the periods indicated. The unaudited pro forma condensed consolidated financial information presented herein does not include any adjustments for allocations of shared costs identified by management.
The unaudited pro forma condensed consolidated financial information has been prepared to give effect to the following:
•Adjustments to reflect the estimated gain on sale related to the Transaction.
•Adjustments to reflect the use of proceeds from the Transaction for the prepayment of outstanding principal balances on the Company’s Term Loan B and the Acquisition Term Loan as noted above.
•Adjustments to reflect transaction costs, such as costs expected to be incurred for financial and corporate banking advice, legal, public relations and other professional services, advice and other costs and expenses that would have been incurred to complete the Transaction.
•Adjustments to reflect the expected accounting impacts related to the Transition Services Agreement between the Company and Rocket.
The unaudited pro forma condensed consolidated financial information is provided for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company’s financial condition or results of operations would have been had the Company operated historically as an independent organization from the AMC Group if the Transaction had occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company’s future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed consolidated financial information does not reflect all actions that may be taken by the Company after the consummation of the Transaction. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended June 30, 2023, and its Quarterly Report on Form 10-Q for the period ended December 31, 2023.
The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information. The unaudited pro forma condensed consolidated financial information is prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP) on a carve-out basis using the Company’s historical consolidated financial statements and reflects certain assumptions and adjustments that management believes are reasonable under the circumstances and given the information available at this time.

OPEN TEXT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2023
(In thousands of U.S. dollars)

	Historical Note 3 (a)	Disposition of AMC Group Note 3 (b)	Transaction Accounting Adjustments	Note 3	Pro Forma
ASSETS
Cash and cash equivalents	$1,003,134	—	232,631	(c) (d)	$1,235,765
Accounts receivable trade, net of allowance for credit losses	735,346	—	—		735,346
Contract assets	70,656	—	—		70,656
Income taxes recoverable	8,342	—	—		8,342
Prepaid expenses and other current assets	215,396	—	—		215,396
Assets held for sale	2,051,116	(2,046,763)	—		4,353
Total current assets	4,083,990	(2,046,763)	232,631		2,269,858
Property and equipment	352,570	(119)	—		352,451
Operating lease right of use assets	245,118	(2,380)	—		242,738
Long-term contract assets	45,427	—	—		45,427
Goodwill	7,604,409	—	—		7,604,409
Acquired intangible assets	2,773,220	—	—		2,773,220
Deferred tax assets	925,282	—	100,057	(j)	1,025,339
Other assets	318,783	(1,502)	—		317,281
Long-term income taxes recoverable	94,465	—	—		94,465
Total assets	$16,443,264	$(2,050,764)	$332,688		$14,725,188
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$948,921	$—	$33,665	(e)	$982,586
Current portion of long-term debt	45,850	—	(7,500)	(d)	38,350
Operating lease liabilities	86,868	(1,472)	—		85,396
Deferred revenue	1,535,322	—	—		1,535,322
Income taxes payable	119,400	—	272,761	(j)	392,161
Liabilities held for sale	222,814	(222,814)	—		—
Total current liabilities	2,959,175	(224,286)	298,926		3,033,815
Long-term liabilities:
Accrued liabilities	52,632	(604)	—		52,028
Pension liability, net	129,238	—	—		129,238
Long-term debt	8,474,599	—	(1,945,325)	(d)	6,529,274
Long-term operating lease liabilities	236,481	(1,248)	—		235,233
Long-term deferred revenues	170,273	—	—		170,273
Long-term income taxes payable	152,046	—	—		152,046
Deferred tax liabilities	238,473	—	(113,269)	(j)	125,204
Total long-term liabilities	9,453,742	(1,852)	(2,058,594)		7,393,296
Shareholders’ equity:
Share capital and additional paid-in capital	2,261,856	—	—		2,261,856
Accumulated other comprehensive income (loss)	(83,499)	—	—		(83,499)
Retained earnings	2,029,643	(1,824,626)	2,092,356	(c) (d) (e) (j)	2,297,373
Treasury stock, at cost	(179,089)	—	—		(179,089)
Total OpenText shareholders' equity	4,028,911	(1,824,626)	2,092,356		4,296,641
Non-controlling interests	1,436	—	—		1,436
Total shareholders’ equity	4,030,347	(1,824,626)	2,092,356		4,298,077
Total liabilities and shareholders’ equity	$16,443,264	$(2,050,764)	$332,688		$14,725,188

OPEN TEXT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended June 30, 2023
(In thousands of U.S. dollars, except share and per share data)

	Historical Note 3 (a)	Disposition of AMC Group Note 3 (b)	Transaction Accounting Adjustments	Note 3	Pro Forma
Revenues:
Cloud services and subscriptions	$1,700,433	$—	$—		$1,700,433
Customer support	1,915,020	(154,898)	—		1,760,122
License	539,026	(62,060)	—		476,966
Professional service and other	330,501	(8,031)	—		322,470
Total revenues	4,484,980	(224,989)	—		4,259,991
Cost of revenues:
Cloud services and subscriptions	590,165	—	—		590,165
Customer support	209,705	(6,277)	—		203,428
License	16,645	(343)	—		16,302
Professional service and other	276,888	(5,522)	—		271,366
Amortization of acquired technology-based intangible assets	223,184	(24,330)	—		198,854
Total cost of revenues	1,316,587	(36,472)	—		1,280,115
Gross profit	3,168,393	(188,517)	—		2,979,876
Operating expenses:
Research and development	680,587	(20,438)	—		660,149
Sales and marketing	948,598	(23,944)	—		924,654
General and administrative	419,590	(4,632)	(64,380)	(f)	350,578
Depreciation	107,761	(393)	—		107,368
Amortization of acquired customer-based intangible assets	326,406	(31,480)	—		294,926
Special charges (recoveries)	169,159	—	33,665	(e)	202,824
Total operating expenses	2,652,101	(80,887)	(30,715)		2,540,499
Income from operations	516,292	(107,630)	30,715		439,377
Other income (expense), net	34,469	—	474,099	(g) (h)	508,568
Interest and other related expense, net	(329,428)	—	95,080	(i)	(234,348)
Income before income taxes	221,333	(107,630)	599,894		713,597
Provision for income taxes	70,767	(24,244)	190,413	(j)	236,936
Net income	$150,566	$(83,386)	$409,481		$476,661
Net (income) attributable to non-controlling interests	(187)	—	—		(187)
Net income attributable to OpenText	$150,379	$(83,386)	$409,481		$476,474
Earnings per share—basic attributable to OpenText	$0.56				$1.76
Earnings per share—diluted attributable to OpenText	$0.56				$1.76
Weighted average number of Common Shares outstanding—basic (in ‘000’s)	270,299				270,299
Weighted average number of Common Shares outstanding—diluted (in ‘000’s)	270,451				270,451

OPEN TEXT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Six Months Ended December 31, 2023
(In thousands of U.S. dollars, except share and per share data)

	Historical Note 3 (a)	Disposition of AMC Group Note 3 (b)	Transaction Accounting Adjustments	Note 3	Pro Forma
Revenues:
Cloud services and subscriptions	$901,105	$—	$—		$901,105
Customer support	1,393,475	(168,215)	—		1,225,260
License	462,264	(85,890)	—		376,374
Professional service and other	203,453	(9,896)	—		193,557
Total revenues	2,960,297	(264,001)	—		2,696,296
Cost of revenues:
Cloud services and subscriptions	351,560	—	—		351,560
Customer support	148,388	(5,823)	—		142,565
License	9,822	(481)	—		9,341
Professional service and other	155,381	(7,570)	—		147,811
Amortization of acquired technology-based intangible assets	147,608	(24,330)	—		123,278
Total cost of revenues	812,759	(38,204)	—		774,555
Gross profit	2,147,538	(225,797)	—		1,921,741
Operating expenses:
Research and development	454,657	(19,934)	—		434,723
Sales and marketing	552,064	(19,055)	—		533,009
General and administrative	304,475	(5,604)	(32,190)	(f)	266,681
Depreciation	67,506	(352)	—		67,154
Amortization of acquired customer-based intangible assets	234,117	(31,480)	—		202,637
Special charges (recoveries)	67,960	—	—		67,960
Total operating expenses	1,680,779	(76,425)	(32,190)		1,572,164
Income from operations	466,759	(149,372)	32,190		349,577
Other income (expense), net	(48,614)	—	—		(48,614)
Interest and other related expense, net	(281,056)	—	81,862	(i)	(199,194)
Income before income taxes	137,089	(149,372)	114,052		101,769
Provision for income taxes	18,406	(37,343)	28,513	(j)	9,576
Net income	$118,683	$(112,029)	$85,539		$92,193
Net (income) attributable to non-controlling interests	(107)	—	—		(107)
Net income attributable to OpenText	$118,576	$(112,029)	$85,539		$92,086
Earnings per share—basic attributable to OpenText	$0.44				$0.34
Earnings per share—diluted attributable to OpenText	$0.44				$0.34
Weighted average number of Common Shares outstanding—basic (in ‘000’s)	271,373				271,373
Weighted average number of Common Shares outstanding—diluted (in ‘000’s)	272,019				272,019

OPEN TEXT CORPORATION
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1 — Basis of Presentation
The unaudited pro forma condensed consolidated financial information has been derived from the Company’s historical consolidated financial statements and reflects certain assumptions and adjustments that management believes are reasonable under the circumstances and given the information available at this time. This unaudited pro forma condensed consolidated financial information reflects adjustments that, in the opinion of management, are necessary to state fairly the pro forma financial position and results of operations as of and for the periods indicated. AMC results of operations were consolidated with those of the Company’s beginning on February 1, 2023. As such, the Company’s historical results of operations for the year ended June 30, 2023 included five months of AMC results. The unaudited pro forma condensed consolidated financial information presented herein does not include any adjustments for allocations of shared costs identified by management.
Note 2 — Significant Accounting Policies
The accounting policies under U.S. GAAP that were used in the preparation of the unaudited pro forma condensed consolidated financial information are those set forth in OpenText’s financial statements included in its Annual Report on Form 10-K for the year ended June 30, 2023 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2023.
Note 3 — Transaction Adjustments to the Unaudited Pro Forma Condensed Consolidated Financial Information
The unaudited pro forma condensed consolidated financial information has been prepared to give effect to the following:
(a)Represents the Company’s historical condensed consolidated statements of income for the six months ended December 31, 2023 and for the year ended June 30, 2023 and historical condensed consolidated balance sheet as of December 31, 2023, prior to any pro forma adjustments described below.
(b)Represents the results of operations of AMC Group for the six months ended December 31, 2023 and for the year ended June 30, 2023 and historical assets and liabilities as of December 31, 2023.
(c)Adjustment reflects the increase in cash and cash equivalents of $232.6 million resulting from the cash consideration received based upon the $2.275 billion purchase price, before taxes, fees and other adjustments and the utilization of proceeds to prepay long-term debt by the Company. See footnote 3 (d). The remaining cash proceeds of $232.6 million will be primarily utilized to settle income tax liabilities and transaction related expenses resulting from the divestiture. See footnote 3 (j).
(d)Adjustment reflects the estimated prepayment of the outstanding principal balances of the Company’s Term Loan B and the Acquisition Term Loan of $2.0 billion, net of unamortized deferred financing costs of $47.2 million, which are charged to Other income (expense), net upon repayment. See footnote 3 (h).
(e)Subsequent to December 31, 2023 and through the date of the Transaction, the Company has incurred additional non-recurring costs of approximately $33.7 million to complete the Transaction. These costs primarily relate to accounting, legal and other advisory fees associated with separation activities.
(f)In connection with the Transaction, OpenText and Rocket entered into a Transition Services Agreement whereby OpenText will provide certain post-closing services on a transitional basis. As management expects that the transition service costs and offsetting reimbursements will be primarily recorded in general and administrative expense, a pro forma adjustment reducing general and administrative expense by up to $32.2 million and $64.4 million for the six months ended December 31, 2023 and for the year ended June 30, 2023, respectively, is reflected for this contractual arrangement based on management’s reasonable estimate of the services and duration of service periods to be provided under the Transition Services Agreement. Actual reimbursement amounts and financial statement line item impacts of the above reimbursements may differ from the general and administrative expense adjustment presentation in the unaudited pro forma condensed consolidated financial information.
(g)Adjustment reflects the gain on disposition of $521.3 million before taxes, fees and other adjustments, based on the net asset value of the AMC Group as of December 31, 2023. The final purchase price will be determined subsequent to the closing of the Transaction to reflect adjustments in accordance with the purchase agreement, including customary net working capital adjustments and final gain on disposition will be calculated based on the net asset value as of the closing date. The actual gain on disposition may be different from the gain recorded herein.

(h)Reflects the debt extinguishment loss of $47.2 million related to the repayment of debt as described in 3 (d) above for the year ended June 30, 2023.
(i)Reflects the reduction in interest expense of $81.9 million and $95.1 million to give effect to the estimated repayment of debt described in 3 (d) above for the six months ended December 31, 2023 and for the year ended June 30, 2023, respectively.
(j)The pro forma adjustments to the historical condensed consolidated balance sheet reflect the tax effects expected related to the Transaction and the removal of certain deferred income tax liabilities in connection with the gain on disposition. The pro forma adjustments to the historical condensed consolidated statements of income reflect the tax effects of the transaction accounting pro forma adjustments at the expected applicable statutory tax rates and the expected tax effects on the gain on disposition. Income tax adjustments are anticipated to be settled within twelve months of the close of the Transaction, using the remaining cash consideration received. Actual cash tax payable may differ as a result of the utilization of tax attributes available to OpenText. See footnote 3 (c).